SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         _____________________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of report (date of earliest event reported): December 13, 2002




                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)





           Texas                         0-4690                      74-2126975
(State or other jurisdiction     (Commission file number)       (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000


                         ______________________________




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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         The following exhibit is included with this Report:

         Exhibit 99 Press release dated December 13, 2002 issued by Financial Industries Corporation


Item 9.  REGULATION FD DISCLOSURE

On December 13, 2002, Financial Industries Corporation ("Registrant") issued a press release announcing that its Board of Directors had accepted the resignations of two employee-directors from the Registrant's Board, Tim Casey of FIC Property Management and Hans Annarino with Sales & Marketing. Both will continue their employment with the Registrant. The purpose of the resignations was to move towards an independent Board of Directors. The Board also elected a new independent director, Richard A. Kosson. Mr. Kosson was appointed Chairman of the Audit Committee.

Additionally, the Registrant announced the approval of a cash dividend of $0.05 per share for payment on January 24th, 2003 with a shareholder record date of January 3rd, 2003.

Finally, Registrant announced that the it has taken steps to move sales acquisition costs in line with product pricing.

A copy of the press release is filed as an exhibit to this report and is incorporated herein by reference.

NOTE: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by regulation FD.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FINANCIAL INDUSTRIES CORPORATION



Date: December 16, 2002                         By:    /s/ Eugene E. Payne
                                                    ____________________________
                                                    Eugene E. Payne
                                                    Chief Executive Officer




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                                  Exhibit 99.1

FOR IMMEDIATE RELEASE
December 13, 2002

FOR MORE INFORMATION CONTACT
Robert Bender
512-404-5080

          FINANCIAL INDUSTRIES CORPORATION MOVES TO A MORE INDEPENDENT
                    BOARD OF DIRECTORS AND DECLARES DIVIDEND


AUSTIN, Texas - (BUSINESS WIRE) - December 13, 2002 -- Financial Industries Corporation (FIC) (Nasdaq:FNIN) announced today the resignation of two company employees from the Company's Board and the election of a new independent director. The purpose of the resignations was to move towards an independent Board of Directors.

Resigning from the Board were company employees Tim Casey of FIC Property Management and Hans Annarino with Sales & Marketing. They will continue their employment with the Company. "Non-employee directors now constitute a majority of the Board to whom the CEO reports - just as it should be as we move into the future," stated Eugene E. Payne, Ph.D, President, CEO and Chairman of the Board. "Key company employees can now focus completely on our new strategic direction of profitable growth through both new acquisitions and sales."

Richard A. Kosson was elected as a new independent Director and appointed Chairman of the Audit Committee. Kosson has enjoyed a distinguished career in accounting and auditing, and is currently a partner with the CPA firm Citrin, Cooperman & Company, LLP, in Springfield NJ. He was formerly a director of InterContinental Life Corporation (ILCO) and a trustee and officer of the New Jersey Society of CPAs. Kosson received his accounting degree from Rutgers University.

Additionally, FIC announced today the approval of a cash dividend of $0.05 per share for payment on January 24th, 2003 with a shareholder record date of January 3rd, 2003. Dividends are subject to the discretion of the board of directors and will depend on future circumstances, and will depend on, among other things, the financial condition of the company, results of operations, capital and cash requirements, future prospects, regulatory and contractual restrictions on the payment of dividends by subsidiaries, and other factors deemed relevant by the board.

"The $0.05 per share dividend will significantly increase our cash position versus the last few dividends paid, which were based on a percentage of FIC's market price rather than these new factors," continued Payne. "When coupled with our aggressive expense reduction initiatives, FIC will be in a great position to increase the momentum of our strategic plan. We are currently analyzing a variety of uses for future funds including acquisitions, a stock buy-back program, and technology to enhance productivity."




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Finally,  FIC  announced  that  the  Company  has  taken  steps  to  move  sales acquisition costs in line with product pricing. In addition to reducing certain fixed costs and staff, a greater emphasis is being placed on incentive compensation that directly reflects actual sales results. All this has been accomplished while planning for increased sales by taking full advantage of new, more competitive products and existing distribution strengths in key markets, including the mortgage protection market of Family Life Insurance Company.

The information in this release relating to the Company's operations and financial results, future business developments, and contingencies and uncertainties constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.

Financial Industries Corporation (FIC), through its various subsidiaries, markets and underwrites individual life insurance and annuity products. For more information on FIC, go to http://www.ficgroup.com on the Internet.




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